Exhibit 99.1

Iron Horse Acquisitions Corp. Announces Pricing of
$61,000,000 Initial Public Offering

Toluca Lake, CA, December 27, 2023 (BUSINESS WIRE) -- Iron Horse Acquisitions Corp. (NASDAQ: IROHU, the “Company”) announced today that it priced its initial public offering of 6,100,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“NASDAQ”) and trade under the ticker symbol “IROHU” beginning December 27, 2023. Each unit consists of one share of common stock, one warrant, and one right entitling the holder to receive one-fifth (1/5) of one share of common stock upon consummation of an initial business combination. Once the securities comprising the units begin separate trading, the common stock, warrants and rights will be traded on NASDAQ under the symbols “IROH,” “IROHW,” and “IROHR,” respectively.

EF Hutton LLC, is acting as sole book-running manager in the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-manager in the offering. The underwriter has been granted a 45-day option to purchase up to an additional 900,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on December 28, 2023, subject to customary closing conditions.

A registration statement on Form S-1 and a registration statement on Form S-1MEF relating to these securities have been filed with the U.S. Securities and Exchange Commission (“SEC”) and were declared effective on December 26, 2023 and December 27, 2023, respectively. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iron Horse Acquisitions Corp.

Iron Horse Acquisitions Corp. is a diverse-led, media & entertainment focused blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is comprised of several media, entertainment, tech, and public markets specialists who boast a wide array of contacts and experiences across the ever-evolving space. Iron Horse Acquisitions Corp. intends to examine deals spanning several verticals, including but not limited to production studios, celebrity-backed content creators, talent-facing consumer products, gaming, fantasy sports, music rights aggregators, music licensors, international music labels, K-POP, AI, social media marketers, talent management & talent services.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Contact:
Iron Horse Acquisitions Corp.
Jose Antonio Bengochea
Founder and CEO
P.O. Box 2506
Toluca Lake, CA 91610
(310) 290-5383